UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2026
TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Federal Street
Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 770-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 26, 2026, TeraWulf Inc. (“TeraWulf” or the “Company”) issued a press release (the “Press Release”) announcing the entry into a Membership Interest Purchase Agreement (“MIPA”) with Industrial Equity Partners (“IEP”) for the acquisition of a strategically located hyperscale development site in Eastern Kentucky (the “Muskie Data Campus”). The site includes approximately 285 acres of owned and controlled land capable of supporting hyperscale AI and high-performance computing (“HPC”) infrastructure, with an option to acquire several adjacent acres for additional expansion opportunities. The Muskie Data Campus is expected to support up to 1 gigawatt (“GW”) of data center capacity over time. Delivery of the initial 500 megawatts (“MW”) is expected to ramp beginning in the second half of 2028, with an additional 500 MW targeted for delivery in the second half of 2030.

Kentucky Power, an AEP Company, is constructing a 345 kV substation connected to the existing 765 kV transmission network, providing redundant, utility-scale power infrastructure designed to support the full 1+ GW campus. Transmission infrastructure and energy service agreements for the Muskie Data Campus were executed concurrently with the MIPA pursuant to the applicable Industrial General Service tariff structure for large loads, establishing a clear pathway to long-term, large-scale power delivery. The Muskie Data Campus acquisition does not require any third-party consents or regulatory approvals and closed effective May 22, 2026.

A copy of the Company’s Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 26, 2026.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements.
Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated use of the proceeds from the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of TeraWulf’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026 and the risks described in other filings that TeraWulf may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and TeraWulf specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERAWULF INC.

By:	/s/ Kerri M. Langlais
Name:	Kerri M. Langlais
Title:	Chief Strategy Officer
Dated: May 26, 2026